Exhibit 10.42

Via Facsimile and Federal Express

October 21, 2002

Mr. Richard Musci
Charles Schwab & Co., Inc.
The Schwab Building
101 Montgomery Street
San Francisco, CA 94104

Re: Marketing Agreement dated April 25, 2000 between E-LOAN, Inc. and Charles Schwab & Co., Inc. ("Marketing Agreement")

Dear Richard:

Following up on our recent discussions, please consider this letter to serve as notice of termination of the Marketing Agreement. As Section XI of the Agreement provides, termination will become effective no later than November 20, 2002.

Very truly yours,

Joseph Kennedy

JK:tj

cc: Christopher D. Dodds (per the notice provisions of the contract)